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                                                                    EXHIBIT 99.1

                          FRIEDE GOLDMAN HALTER, INC.



                                                                   PRESS RELEASE
                                                           For immediate release


                       FRIEDE GOLDMAN HALTER TO ANNOUNCE
                        OPERATING RESULTS ON MARCH 15TH

GULFPORT, MS, FEBRUARY 22, 2000 - Friede Goldman Halter, Inc. (NYSE: FGH) ANNOUNCED THAT IT ANTICIPATES REPORTING A LOSS FOR THE FOURTH QUARTER AND ITS FISCAL YEAR ENDED DECEMBER 31, 1999.

On January 12th, the Company announced that it anticipated reporting a loss for its fourth quarter as a result of sluggish market conditions, merger related costs and the impact of a contract dispute with Ocean Rig ASA. On January 19th the Company announced that it had settled its dispute with Ocean Rig. As a result of the settlement and of its ongoing analysis of the projects, the Company has revised its estimates to complete the Ocean Rig contracts and now expects to report a net loss for its fourth quarter of between $38 million and $40 million, or $1.10 to $1.16 per share. For the full year the company expects to report a net loss of approximately $28 million to $30 million, or $1.06 to $1.14 per share.

The Company believes, based upon current estimates, that all of the earnings impact of unprofitable contracts as well as merger-related expenses have been provided for in the quarter. As previously announced, any costs in excess of the contract prices related to the Petrodrill contracts will be reflected in the purchase accounting treatment of the acquisition by Friede Goldman of Halter Marine Group, Inc. and accordingly, costs in excess of the original contract price will have the impact of increasing goodwill, which will be amortized over a 25 year period. The Company anticipates significantly improved financial results for the current year.

In a continuing effort to divest itself of its non-strategic assets, the Company also announced that it had entered into a letter of intent to sell the yacht division of its Vessels segment. J.L. Holloway, chairman and chief executive officer, said, "The yacht division is a non-core asset that offers very little synergy with our other businesses, and is dilutive to management's efforts to manage the company."

The Company said that it plans to release its earnings on March 15th, and will conduct a conference call at 10 am on March 16th to discuss the quarterly and year-end results.
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           FOR INFORMATION REGARDING THIS OR ANY OF OUR PRESS RELEASES, CONTACT:
                                                                JOHN S. HASTINGS
                                 Investor Relations and Corporate Communications
                                                                  (228) 897-4987

*Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman International Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-1 and the Annual Report on Form 10-K. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.